Exhibit 10.11

FORM OF BACKSTOP AND SUBSCRIPTION AGREEMENT

BACKSTOP AND SUBSCRIPTION AGREEMENT

This Backstop and Subscription Agreement (this “Agreement”), made as of May     , 2014 by and among Quinpario Acquisition Corp. (the “Company”) and each of the undersigned subscribers (each, a “Subscriber,” collectively, the “Subscribers”), is intended to set forth certain representations, covenants and agreements among the Company and the Subscribers, with respect to (i) the offering (the “Preferred Offering”) for sale by the Company and the purchase by certain Subscribers (the “Preferred Subscribers”) in such private offering of up to 45,000 shares of 8.0% Series A Convertible Perpetual Preferred Stock with the terms set out in the form of certificate of designation attached as Exhibit A hereto (the “Preferred Shares”) at a price per share of $1,000.00, and (ii) the obligation of certain Subscribers (the “Backstop Subscribers”) to, at the Company’s election, purchase incremental common stock of the Company for aggregate consideration of up to $17,500,000 (the common stock of the Company, “Common Stock,” and such aggregate consideration, the “Backstop Amount”) through (x) purchases of Common Stock on the open market or in privately negotiated transactions with third parties, each at a price per share not to exceed $10.255 per share of Common Stock (the “Maximum Backstop Price”), (y) the offering (the “Common Offering”) for sale by the Company and the purchase by the Backstop Subscribers in such private offering of up to 1,706,485 shares of Common Stock (the “Common Shares”) at a price per share of $10.255 or (z) a combination of purchases described in clauses (x) and (y) above.

1.           (a)           Backstop.

(i)           Each Backstop Subscriber covenants and agrees that until the earlier of the Acquisition Closing as defined below or the Termination Date (as defined below), it shall not, and shall ensure that its Affiliates do not, Transfer any Common Stock (other than sales, at a price equal to or greater than $10.265 per share, in the open market of any Common Stock held by such Backstop Subscriber on March 27, 2014).  For purposes hereof, “Affiliate” shall mean affiliate as such term is defined in Rule 12b-2 of the Exchange Act (as defined below) and “Transfer” shall mean any direct or indirect transfer, disposition or monetization in any manner whatsoever, including, without limitation, through redemption election or any derivative transactions.

(ii)           Each Backstop Subscriber covenants and agrees that it shall, and shall cause its Affiliates to, vote its Common Stock in favor of (x) the Acquisition (as defined below), whether pursuant to a proxy filed by the Company or otherwise, in any vote thereon and (y) the proposals of the Company set forth in its Preliminary Proxy Statement filed with the Securities and Exchange Commission of March 28, 2014, as amended, which Preliminary Proxy Statement is in respect of a special meeting in lieu of 2014 annual meeting of stockholders (“Special Meeting”).

(iii)           Each Backstop Subscriber agrees that beginning on the date hereof through 5:00 p.m. EST on the last date (the “Open Market Deadline”) on which it may purchase shares such that the settlement of such purchase shall occur on or before the record date for the Special Meeting, it shall (provided it is lawful to do so) use reasonable best efforts to purchase the maximum number of shares of Common Stock that may be purchased for the aggregate consideration set forth under its name on the signature page hereto (its “Backstop Allocation,” and such Backstop Allocation expressed as a percentage of the Backstop Amount, the “Backstop Percentage”) in the open market or in privately negotiated transactions with third parties, each at a price per share that is no greater than the Maximum Backstop Price.  On the date immediately following the Open Market Deadline and promptly at other times requested by the Company from time to time, each Backstop Subscriber shall notify the Company in writing of the number of shares of Common Stock so purchased (the “Market Shares”) and the aggregate purchase price paid therefor by such Subscriber.  For purposes hereof, “Business Day” shall have the meaning set forth in the Registration Rights Agreement (as defined below).

(iv)           Subject to the terms and conditions set forth in this Agreement, each Backstop Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company the number of shares of Common Stock equivalent to its Private Placement Remainder at a purchase price of $10.255 per share, and the Company agrees to sell such shares to such Backstop Subscriber at such price, subject to the Company’s right (x) to sell to the Backstop Subscriber such lesser number of shares as the Company may, in its sole discretion, deem necessary or desirable (the shares of Common Stock to be so sold, the “Subject Common Shares”) or (y) to determine, in its sole discretion, not to consummate such sale.  Any such purchase shall be consummated simultaneous with the Acquisition Closing (as defined below) (the “Backstop Closing Day”).  For purposes hereof, each Backstop Subscriber’s “Private Placement Remainder” shall mean that number of shares of Common Stock of the Company that is equal to the quotient obtained by dividing (A) such Backstop Subscriber’s Backstop Allocation (as reduced by the amount, if any, of its Backstop Allocation used to purchase common stock pursuant to Section 1(a)(iii) hereof) by (B) $10.255.

(v)           In the event that the actual aggregate consideration to be paid by the Backstop Subscribers for Common Stock pursuant solely to the operation of Section 1(a)(iii) and Section 1(a)(iv) hereof is less than the Backstop Amount (such reduced amount, the “Actual Backstop Amount”), the Private Placement Remainder of each Backstop Subscriber shall be deemed to be reduced (but not below zero) to that number of shares of Common Stock so that the actual consideration to be paid by such Backstop Subscriber pursuant to the operation of Section 1(a)(iii) and Section 1(a)(iv) shall be the amount that is as close as possible to such Backstop Subscriber’s Backstop Percentage of the Actual Backstop Amount; provided that in the event that any Backstop Subscriber’s actual consideration paid for Common Stock pursuant solely to the operation of Section 1(a)(iii) and Section 1(a)(iv) is greater than such Backstop Subscriber’s Backstop Percentage of the Actual Backstop Amount, the Company shall notify the Backstop Subscribers of adjustment transactions that may be made amongst the Backstop Subscribers (if the relevant Backstop Subscribers were so willing) so that each Backstop Subscriber’s actual net purchases of Common Stock pursuant solely to the operation of Section 1(a)(iii) and Section 1(a)(iv) and this Section 1(a)(v) shall be for consideration in an amount that is such Backstop Subscriber’s Backstop Percentage of the Actual Backstop Amount (it being understood that no Backstop Subscriber shall be obligated to make any such adjustment transaction).

(b)           Subject Preferred Subscription.  Subject to the terms and conditions set forth in this Agreement, each Preferred Subscriber hereby irrevocably subscribes for and agrees, subject to the simultaneous closing of the acquisition of Jason Partners Holdings Inc. in accordance with the Purchase and Sale Agreement (as defined below) (the “Acquisition”), to purchase from the Company the number of Preferred Shares set forth under such Preferred Subscriber’s name on the signature page hereto at a purchase price of $1,000.00 per share, and the Company agrees, subject to the simultaneous closing of the Acquisition and the other conditions set forth herein, to sell such shares to such Preferred Subscriber at such purchase price (the Preferred Shares to be sold, the “Subject Preferred Shares”).

2.           Delivery of Subscription Amount; Acceptance of Subscriptions; Delivery.  Each Subscriber understands and agrees that this subscription is made subject to the following terms and conditions:

(a)           Contemporaneously with the execution and delivery of this Agreement, each Subscriber shall execute and deliver the Investor Questionnaire (as defined below) and, (i) in respect of the Preferred Offering, upon notice from the Company setting forth the reasonably anticipated closing date of the Acquisition Closing, each Preferred Subscriber shall, no fewer than 3 days prior to such anticipated closing date, cause a wire transfer to be made for payment for the Subject Preferred Shares in immediately available funds in the amount equal to $1,000.00 multiplied by the number of Subject Preferred Shares for which such Preferred Subscriber has subscribed (such Preferred Subscriber’s “Preferred Subscription Amount”) in accordance with the Subscription Instructions set forth on Exhibit B hereto and (ii) in respect of the Common Offering pursuant to Section 1(a)(iv) hereof, upon notice from the Company setting forth the reasonably anticipated closing date of the Acquisition Closing, each Backstop Subscriber shall, no fewer than 3 days prior to such anticipated closing date, cause a wire transfer to be made for payment for the Subject Common Shares in immediately available funds in the amount equal to $10.255 multiplied by the number of Subject Common Shares to be purchased by such Backstop Subscriber (the “Common Subscription Amount”) in accordance with the Subscription Instructions set forth on Exhibit B hereto.  The payments provided for in this Section 2(a) shall be maintained in escrow with Continental Stock Transfer & Trust Company (or other nationally recognized escrow agent with whom in all cases, whether with Continental Transfer & Trust Company or otherwise, the Company shall have an escrow agreement in place for purposes hereof, which such agreement shall be on reasonable and customary terms)  pending the Company’s acceptance of the subscription.

(b)           The subscription of each Preferred Subscriber and each Backstop Subscriber for the Subject Preferred Shares and the Subject Common Shares, respectively, as applicable, shall be deemed to be accepted only (and shall not otherwise be accepted by the Company except) when (i) the Company has confirmed in writing to the Subscribers that the Company’s representations and warranties contained herein are, or shall be, true and correct as of the date of the acceptance of such subscription and (ii) there occurs the simultaneous closing of the acquisition of Jason Partners Holdings Inc. in accordance with the Purchase and Sale Agreement set forth in Exhibit C hereto (the “Purchase and Sale Agreement”) (such closing, the “Acquisition Closing”).  If such acceptances do not occur on or prior to the earliest of (x) the Acquisition Closing, (y) August 15, 2014 or (z) the public announcement by the Company of the termination of the Purchase and Sale Agreement, each Subscriber’s subscription shall automatically be deemed rejected (the “Subscription Rejection,” and the date of any such deemed rejection, the “Termination Date”).  For the avoidance of doubt a deposit of the Subscription Amount in escrow will not be deemed an acceptance of this Agreement.

(c)           The payment of the Preferred Subscription Amount or the Common Subscription Amount, as applicable, will be returned promptly, without interest, to each Preferred Subscriber or each Backstop Subscriber, as applicable, if the applicable subscriptions are rejected in whole or in part or if the Preferred Offering or the Common Offering, as applicable, is withdrawn or canceled.

(d)           The representations and warranties of the Company and each Backstop Subscriber and each Preferred Subscriber set forth herein shall be true and correct as of the date that the Company accepts the subscriptions set forth herein.

3.           Expenses.  Each party hereto shall pay all of its own expenses in connection with this Agreement and the transactions contemplated hereby.

4.           Registration Rights.

(a)           Contemporaneous with the execution and delivery of this Agreement, the Company and each Subscriber are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), pursuant to which the Company has agreed under certain circumstances to register the resale of the Subject Preferred Shares (and the common stock of the Company into which the Preferred Shares may be converted, the “Underlying Common”) and the Subject Common Shares, each under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and applicable state securities laws.

(b)           None of the Subject Preferred Shares, the Underlying Common or the Subject Common Shares may be directly or indirectly transferred, disposed of or otherwise monetized in any manner whatsoever, except in a transaction that is in compliance with the Securities Act and applicable state securities laws.  Except as provided in the Registration Rights Agreement, it shall be a condition to any such transfer that the Company shall be furnished with a written opinion of counsel (which may, subject to the requirement that such opinion of counsel be reasonably satisfactory to the Company, be of internal counsel) to the holder of such Subject Common Shares or Subject Preferred Shares (or the Underlying Common, as applicable), reasonably satisfactory to the Company (as determined by the Company within 3 Business Days of its receipt of such written opinion), to the effect that the proposed transfer would be in compliance with the Securities Act and applicable state securities laws; provided that the Company shall not require such written opinion of counsel if, acting in its reasonable discretion, if determines that applicable law does not prohibit any transfers of the Subject Common Shares or Subject Preferred Shares (or the Underlying Common), as applicable, at such time.

(c)           Without limitation to the generality of the foregoing, no Preferred Subscriber shall execute any short sales or engage in other hedging transactions of any kind with respect to the Common Stock during the period from the date of the Acquisition Closing through the date that is 45 consecutive days thereafter.  For the avoidance of doubt, the prohibition set forth herein shall not be applicable on or after a Termination Date.

5.           Representations, Warranties, Understandings, Risk Acknowledgments, and Covenants of Each Subscriber.  Each Subscriber hereby represents, warrants and covenants to the Company as follows:

(a)           Such Subscriber is, in the case of a Backstop Subscriber, purchasing the Subject Common Shares and, in the case of a Preferred Subscriber, the Subject Preferred Shares (including the Underlying Common) (collectively, the “Subject Shares”) for its own account, not as a nominee or agent, for investment purposes and not with a view towards distribution or resale within the meaning of the Securities Act (absent the registration of the Subject Shares for resale under the Securities Act or a valid exemption from registration).  Subscriber will not sell, assign or transfer such shares at any time in violation of the Securities Act or applicable state securities laws.  Subscriber acknowledges that the Subject Shares cannot be sold unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

(b)           Such Subscriber understands that (A) the Subject Shares (1) have not been registered under the Securities Act or any state securities laws, (2) have been offered and will be sold in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act, (3) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings and (4) must be held indefinitely because of the fact that the Subject Shares have not been registered under the Securities Act or applicable state securities laws, and (B) the Subscriber must therefore bear the economic risk of its investment hereunder indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom. Subscriber further understands that such exemptions depend upon, among other things, the bona fide nature of the investment intent of the Subscriber expressed herein.  Pursuant to the foregoing, the Subscriber acknowledges that until such time as the resale of the Subject Shares has been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to an exemption from registration, the certificates representing any Subject Shares acquired by the Subscriber shall bear a restrictive legend substantially as follows (and a stop-transfer order may be placed against transfer of the certificates evidencing such Subject Shares):

In respect of the Subject Preferred Shares:

THIS SHARE OF PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS SHARE OF PREFERRED STOCK OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF PREFERRED STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.
REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.
AGREES FOR THE BENEFIT OF QUINPARIO ACQUISITION CORP. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AFTER THE LAST DATE OF INITIAL ISSUANCE HEREOF, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

In respect of the Underlying Common and the Subject Common Shares:

THIS SHARE OF COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  THIS SHARE OF COMMON STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.
REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.
AGREES FOR THE BENEFIT OF QUINPARIO ACQUISITION CORP. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AFTER THE LAST DATE OF INITIAL ISSUANCE HEREOF, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(c)           Such Subscriber has knowledge, skill and experience in financial, business and investment matters relating to an investment of this type and is capable of evaluating the merits and risks of such investment and protecting the Subscriber’s interest in connection with the acquisition of, in the case of a Preferred Subscriber, the Subject Preferred Shares (including the Underlying Common) and, in the case of a Backstop Provider, the Subject Common Shares and the Market Shares (collectively, the “Shares”).  The Subscriber understands that the acquisition of, in the case of a Preferred Subscriber, the Subject Preferred Shares (including the Underlying Common) and, in the case of a Backstop Provider, the Subject Common Shares and the Market Shares is a speculative investment and involves substantial risks and that the Subscriber could lose the Subscriber’s entire investment.  Further, the undersigned has (i) carefully read and considered the risks identified in the Disclosure Documents (as defined below) and (ii) carefully considered the risks related to the Acquisition and Jason Partners Holdings Inc., and has taken full cognizance of and understands all of the risks related to the Company, the Acquisition, the Shares and the transactions contemplated hereby, including, without limitation, the purchase of the Shares.  Acknowledging the very significant tax impact analysis and other analyses that is warranted in determining the consequences to it of purchasing and owning the Shares, to the extent deemed necessary by the Subscriber, the Subscriber has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the foregoing, including, without limitation, purchasing and owning the Shares.  The Subscriber has the ability to bear the economic risks of the Subscriber’s investment in the Company, including a complete loss of the investment, and the Subscriber has no need for liquidity in such investment.

(d)           Such Subscriber has been furnished by the Company all information (or provided access to all information) regarding the business and financial condition of the Company and Jason Partners Holdings Inc., the Company’s expected plans for future business activities, the attributes of the Shares and the merits and risks of an investment in the Shares which the Subscriber has requested or otherwise needs to evaluate the investment in the Company.

(e)           Such Subscriber is in receipt of and has carefully read and understands the following items (collectively, the “Disclosure Documents”):

(i)           the Annual Report on Form 10-K of the Company filed with the SEC for the year ended December 31, 2013 (the “10-K”); and

(ii)           each filing made by the Company with the SEC following the filing of the 10-K.

Such Subscriber understands the significant extent to which certain of the disclosures contained in items (i) and (ii) above shall no longer apply following the acquisition of Jason Partners Holdings Inc. in accordance with the Purchase and Sale Agreement.

Such Subscriber acknowledges that neither the Company nor any of its affiliates has made or makes any representation or warranty to such Subscriber in respect of the Company or Jason Partners Holdings Inc., the Acquisition, the Company upon an acquisition of Jason Partners Holdings Inc., or relating to the Transaction Documents (as defined below), or the transactions contemplated hereby and thereby, other than in the case of the Company, the representations and warranties contained in this Agreement.

(f)           In making its investment decision to purchase, in the case of a Preferred Subscriber, the Subject Preferred Shares (including the Underlying Common) and, in the case of a Backstop Provider, the Subject Common Shares and the Market Shares, such Subscriber is relying solely on investigations made by such Subscriber and such Subscriber’s representatives.  The offer to sell, in the case of a Preferred Subscriber, the Subject Preferred Shares and, in the case of a Backstop Subscriber, the Subject Common Shares was communicated to such Subscriber in such a manner that such Subscriber was able to ask questions of and receive answers from the management of the Company concerning the terms and conditions of the proposed transaction and that at no time was such Subscriber presented with or solicited by or through any advertisement, article, leaflet, public promotional meeting, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting or any other form of general or public advertising or solicitation.

(g)          Such Subscriber acknowledges that it has been advised that:

(i)           The Subject Shares offered hereby have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of any representations by the Company.  Any representation to the contrary is a criminal offense.

(ii)           In making an investment decision, each Subscriber must rely on its own examination of the Company, the Acquisition, Jason Partners Holdings Inc., the Shares and the terms of the Preferred Offering and the Common Offering, including the merits and risks involved.  The Shares have not been recommended by any federal or state securities commission or regulatory authority.  Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of any representation.  Any representation to the contrary is a criminal offense.

(iii)           The Subject Shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act, are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom.  The Subscriber is aware that the Subscriber may be required to bear the financial risks of this investment for an indefinite period of time.

(h)           Such Subscriber agrees to furnish the Company with such other information as the Company may reasonably request in order to verify the accuracy of the information contained herein and agrees to notify the Company immediately of any material change in the information provided herein that occurs prior to the acceptance of this Agreement by the Company.

(i)           Such Subscriber further represents and warrants that the Subscriber is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and Subscriber has executed the Investor Questionnaire attached hereto as Exhibit E (the “Investor Questionnaire”) and shall provide to the Company an updated Investor Questionnaire for any change in circumstances at any time on or prior to the Acquisition Closing.

(j)           As of the date of this Agreement, such Subscriber and its affiliates do not have, and during the 30 day period prior to the date of this Agreement the Subscriber and its affiliates have not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 of under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or short sale positions with respect to the securities of the Company.  In addition, such Subscriber shall comply with all applicable provisions of Regulation M promulgated under the Securities Act.

(k)           If such Subscriber is a natural person, such Subscriber has reached the age of majority in the state in which such Subscriber resides, has adequate means of providing for such Subscriber’s current financial needs and contingencies, is able to bear the substantial economic risks of an investment, in the case of a Preferred Subscriber, the Subject Preferred Shares (including the Underlying Common) and, in the case of a Backstop Provider, the Subject Common Shares and the Market Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

(l)           If it is a partnership, corporation, trust, estate or other entity (an “Entity”): (i) such Entity has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Agreement and all other instruments executed and delivered by or on behalf of such Entity in connection with the purchase of in the case of a Preferred Subscriber, the Subject Preferred Shares and, in the case of a Backstop Subscriber, the Subject Common Shares and the Market Shares, (b) to delegate authority pursuant to power of attorney and (c) to purchase and hold such Shares and, in the case of a Preferred Subscriber, the Underlying Common; (ii) the signature of the party signing on behalf of such Entity is binding upon such Entity; and (iii) such Entity has not been formed for the specific purpose of acquiring such Shares, unless each beneficial owner of such entity is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has submitted information substantiating such individual qualification.

(m)           If such Subscriber is a retirement plan or is investing on behalf of a retirement plan, the Subscriber acknowledges that investment in the Shares poses additional risks including the inability to use losses generated by an investment in the Shares to offset taxable income.

(n)           This Agreement has been duly authorized, executed and delivered by such Subscriber and constitutes a legal, valid and binding obligation of such Subscriber enforceable against such Subscriber in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; (iii) principles of equity (regardless of whether such enforcement is considered in a proceeding in law or in equity); and (iv) to the extent rights to indemnification and contribution may be limited by federal securities laws or the public policy underlying such laws.

(o)           Such Subscriber has used the services of LW Partners Capital Group LLC, a broker-dealer registered under the Exchange Act and a member in good standing of FINRA (“LWP”), in connection with the transactions contemplated by this Agreement and has entered into an Agreement dated as of April __, 2014 with LWP pursuant to which LWP may share in certain gains, if any, made by Subscriber in connection with its investment in the Company’s securities.  LWP is also the placement agent (“Placement Agent”) for the Company in connection with the offer and sale of the Company’s securities pursuant to this Agreement and is being paid a fee by the Company in respect of such sales in an amount equal to $2,500,000.  In addition, the Company has agreed to pay the LWP’s out-of-pocket expenses incurred in its role as Placement Agent.   Subscriber hereby waives any actual or apparent conflicts of interest occasioned by Subscriber’s and the Company’s relationships with LWP in connection with this Agreement and the transactions contemplated hereby. Except as may be specifically approved in writing by the Company (such approval not to be unreasonably withheld or delayed) such Subscriber has not retained or used the services of any broker or finder other than LWP in connection with this Agreement or the transactions contemplated hereby.

(p)           Such Subscriber understands and confirms that the Company will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement and the other Transaction Documents (as defined herein).  All representations and warranties provided to the Company furnished by or on behalf of such Subscriber, taken as a whole, are true and correct and do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(q)           Such Subscriber has read the Company’s Final Prospectus, dated August 8, 2013, and understands that the Company has established a trust fund, currently in an amount of approximately $177.1 million (“Trust Fund”) for the benefit of the Company’s public shareholders and that the Company may disburse monies from the Trust Fund only (i) to the Company’s public shareholders in the event they elect to redeem their shares, (ii) to the public shareholders upon the liquidation of the Company if the Company fails to consummate an initial business combination within the required time period described in the Final Prospectus, (iii) to the Company in limited amounts for its working capital requirements and tax obligations and (iv) to the Company after, or concurrently with, the consummation of a business combination.  To induce the Company to enter into this Agreement and sell the securities to be sold to it hereunder, such Subscriber agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.  This section shall survive the termination of this Agreement for any reason.

(r)           Neither such Subscriber nor, to the extent it has them, any of its shareholders, members, managers, general or limited partners, directors, affiliates or executive officers (collectively with such Subscriber, the “Subscriber Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

(s)           Such Subscriber has exercised reasonable care to determine whether any Subscriber Covered Person is subject to a Disqualification Event.

(t)           The purchase of in the case of a Preferred Subscriber, the Subject Preferred Shares and, in the case of a Backstop Subscriber, the Subject Common Shares by such Subscriber will not subject the Company to any Disqualification Event.

(u)           Such Subscriber is making this investment based on the results of its own due diligence investigation of the Company, and has not relied on any information or advice furnished by or on behalf of the Placement Agent in connection with the transactions contemplated hereby. Such Subscriber acknowledges that the Placement Agent has not made, and will not make, any representations and warranties with respect to the Company, the Acquisition, Jason Partners Holdings Inc. or the transactions contemplated hereby, and such Subscriber will not rely on any statements made by the Placement Agent, orally or in writing, to the contrary. Neither the Placement Agent nor any of its representatives have any responsibility with respect to the completeness or accuracy of any information or materials furnished to such Subscriber in connection with the transactions contemplated hereby.

6.           Representations and Warranties of the Company.  The Company represents and warrants to each Subscriber as follows:

(a)           Subject to obtaining all required approvals necessary in connection with the performance of the Purchase and Sale Agreement (which will be so obtained prior to any acceptance of this subscription) and any required approvals pursuant to the applicable rules of NASDAQ (as defined below) (together, the “Required Approvals”), the Company has all requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and the Purchase and Sale Agreement (collectively, the “Transaction Documents”), and to consummate the transactions contemplated hereby and thereby, in accordance with the terms hereof and thereof.  Subject to obtaining the Required Approvals, the execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company’s Board of Directors and, subject to obtaining the Required Approvals, no further consent or authorization of the Company, its Board of Directors, or its shareholders is required.  This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company.  This Agreement and each of the other Transaction Documents will constitute upon execution and delivery by the Company, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; (iii) principles of equity (regardless of whether such enforcement is considered in a proceeding in law or in equity); and (iv) to the extent rights to indemnification and contribution may be limited by federal securities laws or the public policy underlying such laws.

(b)           Subject to obtaining the Required Approvals, the execution, delivery and performance of this Agreement and each of the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation, of the Company, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, to which the Company is a party, or (iii) result in a violation of any federal, state, local, municipal, foreign, international, multinational or other law, rule, regulation, order, or ordinance, or any judgment or decree entered, issued, made or rendered against the Company by any court, administrative or other governmental body, agency or authority, or any arbitrator (collectively, a “Legal Requirement”) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations in clauses (ii) and (iii) of this Section 6(b) as would not, individually or in the aggregate, have a material adverse effect on the business, properties condition (financial or otherwise) or results of operations of the Company and its Subsidiary, taken as a whole (“Material Adverse Effect”)).  The Company is not in violation of its Articles of Incorporation or other organizational documents. The Company is not in default (and no event has occurred which with notice or lapse of time would result in a default) under, and the Company has not taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for defaults or possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Except for filings required under the Securities Act and any applicable state securities laws (and subject to obtaining the Required Approvals), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or (other than pursuant to the applicable rules of NASDAQ) stock market or any third party in order for it to execute, deliver or perform any of its obligations under the Transaction Documents.  All consents, authorizations, orders, filings and registrations that the Company is required to effect or obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof or will, prior to any acceptance of this subscription, be so obtained or effected in a timely manner as required by law.

(c)           The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Act and the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”) since December 31, 2013, or has timely filed for a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)           As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, year end adjustments or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(e)           The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act).  Such disclosure controls and procedures: (i) are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s chief executive officer and its chief financial officer by others within those entities, particularly during the periods in which the Company’s reports and filings under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the most recent annual period reported to the SEC, and (iii) are effective to perform the functions for which they were established.

(f)           Except with respect to the transactions contemplated hereby and by each of the other Transaction Documents and except as disclosed in the Disclosure Documents or has been disclosed in any public disclosure as defined in Section 101(e) of Regulation FD promulgated under the Exchange Act, since December 31, 2013: (i) the Company has conducted its business only in the ordinary course, consistent with past practice, and since that date, no changes have occurred which would reasonably be expected to have a Material Adverse Effect; and (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected on the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC.

(g)           There is no Action pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that (i) adversely affects or challenges the legality, validity or enforceability of the Agreement, or (ii) if there were an unfavorable decision, would have or reasonably be expected to have a Material Adverse Effect.  There has not been, and to the knowledge of the Company, there is not pending any investigation by the SEC involving the Company or to the knowledge of the Company, any director or officer of the Company (in his or her capacity as such).  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.  As used in this Agreement, “Action” means any action, suit, notice of violation, proceeding (including any partial proceeding such as a deposition) or, to the Company’s knowledge, investigation against the Company, or any of its properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), public board, stock market, stock exchange or trading facility.

(h)           The Company has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject in respect of which the failure to so make or file could reasonably be expected to have a Material Adverse Effect and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and, to the extent required by generally accepted accounting principles, has set aside on its books provisions reasonably adequate for the payment of all taxes that are material in amount for periods subsequent to the periods to which such returns, reports or declarations apply. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.

(i)           Since December 31, 2013, except as set forth in any document filed with the SEC, no event has occurred or, to the knowledge of the Company, circumstance exists that (with or without notice or lapse of time) would or could reasonably be expected to: (i) constitute or result in a violation by the Company, or a failure on the part of the Company to comply with, any Legal Requirement; or (ii) give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement, except in either case that would not reasonably be expected to have a Material Adverse Effect.

(j)           The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable to it.

(k)           The Company is, and has reason to believe that for the foreseeable future it will continue to be, in compliance with all applicable rules of the Nasdaq Stock Market (“NASDAQ”), including all listing and corporate governance requirements.  The Company has not, at any time since December 31, 2013, received notice from NASDAQ that the Company is not in compliance with the listing or maintenance requirements thereof.

(l)           No labor or employment dispute exists or, to the knowledge of the Company, is imminent or threatened, with respect to any of the employees of the Company that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)         To the extent this Agreement is not already publicly disclosed at such time, the Company will file with the SEC disclosing the form of this Agreement within 2 Business Days of the date hereof.

(n)           The Company has engaged LWP as its exclusive Placement Agent in connection with the offer and sale of the Company’s securities pursuant to this Agreement and is paying a fee to LWP in respect of such sales in an amount equal $2,500,000.  In addition, the Company has agreed to pay LWP’s out-of-pocket expenses incurred in its role as Placement Agent.  The Company hereby waives any actual or apparent conflicts of interest occasioned by Subscriber’s (including pursuant to any agreement with LWP pursuant to which LWP may share in certain gains, if any, made by such Subscriber in connection with its investment in the Company’s securities) and the Company’s relationships with LWP in connection with this Agreement and the transactions contemplated hereby.

(o)           The Company understands and confirms that each Subscriber will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement.

7.           Understandings.  Each Subscriber understands, acknowledges and agrees with the Company as follows:

(a)           Such Subscriber hereby acknowledges and agrees that the subscription hereunder is irrevocable by such Subscriber, that, except as required by law, such Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of such Subscriber hereunder, and that this Agreement and such other agreements shall survive the death or disability of such Subscriber and shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. If such Subscriber is more than one person, the obligations of such Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

(b)           No federal or state agency has made any finding or determination as to the accuracy or adequacy of the Disclosure Documents or as to the suitability of this offering for investment nor any recommendation or endorsement of the Shares.

(c)           (i) In the case of a Preferred Subscriber, the Preferred Offering is intended to be exempt from registration under the Securities Act, which is dependent upon the truth, completeness and accuracy of the statements made by such Subscriber herein and (ii) in the case of a Backstop Subscriber, the Common Offering is intended to be exempt from registration, which is dependent upon the truth, completeness and accuracy of the statements made by such Subscriber herein.

(d)           There is only a limited public market for the Common Stock and no public market for the Preferred Shares.  There can be no assurance that a Subscriber will be able to sell or dispose of the Shares.

(e)           The representations and warranties of such Subscriber contained in this Agreement and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the date hereof and the date of the consummation of each offering of, in the case of a Preferred Subscriber, the Subject Preferred Shares and, in the case of a Backstop Subscriber, the Subject Common Shares as if made on and as of such date and such representation and warranties and all agreements of such Subscriber contained herein and in any other writing delivered in connection with the transactions contemplated hereby.

8.           Survival.  All representations, warranties and covenants contained in this Agreement shall survive (i) the acceptance of this Agreement by the Company, (ii) each consummation of offerings of the Subject Preferred Shares and the Subject Common Shares as provided for herein, and (iii) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of the Subscribers, for a period of two (2) years from the date hereof.  Each Subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants contained herein and that the Company has relied upon such representations, warranties and covenants in determining such Subscriber’s qualification and suitability to purchase the Shares.

9.           Notices.  All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if and when delivered personally or two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or one business day after it is delivered by a commercial overnight carrier or upon confirmation if delivered by facsimile or email:

(a)            if to the Company, to the following address:

Quinpario Acquisition Corp.
12935 N. Forty Dive, Suit 201
St. Louis, MO  63141
Attention: General Counsel
Facsimile: (775) 206-7966

With a copy to:

Olshan Frome Wolosky LLP
65 East 55th Street
New York, NY 10022
Attention: Robert H. Friedman
Facsimile:  (212) 451-2222

(b)           if to a Subscriber, to the address set forth on the signature page hereto.

(c)           or at such other address as any party shall have specified by notice in writing to the others.

10.           Notification of Changes.  Each Subscriber agrees and covenants to notify the Company immediately upon the occurrence of any event prior to the Acquisition Closing that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the Acquisition Closing.

11.           Assignability; Amendments; Waiver.  This Agreement is not assignable by any Subscriber, and may not be amended, modified or terminated except by an instrument in writing signed by the Company and the Subscribers purchasing a majority of the Common Stock to be purchased from the Company in a private offering pursuant to this Agreement (taking into account purchases of Preferred Shares on an as-converted basis and assuming the maximum issuance of Common Stock pursuant to Section 1(a)(iv) of this Agreement as if no Market Shares have been purchased by any Backstop Subscriber).  The Agreement may not be waived except by an instrument in writing signed by the party against whom enforcement of waiver is sought.

12.           Binding Effect.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, successors and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.  This Agreement does not confer any rights or remedies upon any person or entity other than the parties hereto and their heirs, successors and permitted assigns.

13.           Obligations Irrevocable.  The obligations of each Subscriber to make its subscription provided for hereunder shall be irrevocable, except with the consent of the Company, until the Subscription Rejection.

14.           Agreement.  This Agreement and the Registration Rights Agreement constitutes the entire agreement of each Subscriber and the Company relating to the matters contained herein and therein, superseding all prior contracts or agreements, whether oral or written.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

15.           Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof that would require the application of the laws of any jurisdiction other than New York.  Each of the parties consents to the non-exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non  conveniens, to the bringing of any such proceeding in such jurisdictions.

16.           Severability.  If any provision of this Agreement or the application thereof to any Subscriber or any circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other subscriptions or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

17.           Construction.  The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.  The rule of construction that an agreement shall be construed strictly against the drafter shall not apply to this Agreement.

18.           Counterparts; Facsimile.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.  A facsimile or other electronic transmission of this signed Agreement shall be legal and binding on all parties hereto.

19.           Counsel.  Each Subscriber hereby acknowledges that the Company and its counsel represent the interests of the Company and not those of any Subscriber in any agreement (including this Agreement) to which the Company is a party.

20.           Confidentiality.  Without limiting any of Subscriber’s pre-existing confidentiality obligations, Subscriber shall not, for a period of two years following the date hereof, without the Company’s prior written consent, disclose to any other person or entity the nature, extent or fact that Subscriber is entering this Agreement or the terms and conditions hereof, or any information Subscriber may receive in connection with this Agreement (in each case to the extent the Company has communicated the confidentiality thereof) other than (a) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case Subscriber agrees, to the extent practicable and not prohibited by applicable law, to inform the Company promptly thereof prior to such disclosure), (b) upon the request or demand of any regulatory authority having jurisdiction over Subscriber, (c) to the extent that such information is or becomes publicly available other than by reason of disclosure by Subscriber in violation of this Agreement, or (d) to Subscriber’s Affiliates and to Subscriber’s and its Affiliates’ employees, legal counsel, independent auditors and other agents (collectively “representatives”) who need to know such information and who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential. Subscriber will cause all of its and its Affiliate’s representatives to comply with the confidentiality provisions of this Agreement as fully as if they were a party hereto and will be responsible for a breach of the confidentiality provisions of this Agreement by any such representatives.

21.           Additional Provisions.

(a)           Additional Backstop Arrangements.  From and after the date of this Agreement and continuing until the Acquisition Closing, the Company shall not enter into arrangements similar to those set forth in this Agreement to issue any equity securities of the Company (or any securities convertible into or exercisable for equity securities of the Company) to third party institutional investors to ensure that notwithstanding any redemptions there remains sufficient equity capital at the Company to fund the Acquisition (“Additional Backstop Purchases”) unless such Additional Backstop Purchases are consummated pursuant to pricing terms no more favorable to such investors than those set forth in this Agreement.

(b)           Beneficial Ownership Limitation.  In no event shall any Subscriber be required pursuant to this Agreement to purchase a number of shares of Common Stock (including after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Shares to be purchased by such Subscriber pursuant to this Agreement but taking into account the application of the Beneficial Ownership Limitation set forth in the certificate of designation attached as Exhibit A here) that would increase such Subscriber’s ownership of Common Stock to in excess of 9.99% of the total number of shares of Common Stock outstanding.

[Signature Page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written above.

QUINPARIO ACQUISITION CORP.

By:
Name:
Title:

SUBSCRIBERS

[Subscribers Executed by means of Signature Pages,
the form of which is attached hereto as Annex I]

[Signature Page to Backstop and Subscription Agreement]

ANNEX I

SIGNATURE PAGE
TO
BACKSTOP AND SECURITIES PURCHASE AGREEMENT
OF
QUINPARIO ACQUISITION CORP.

IN WITNESS WHEREOF, the undersigned Subscriber hereby executes, delivers, joins in and agrees to be bound by the Backstop and Securities Purchase Agreement by and between Quinpario Acquisition Corp. and the Subscribers (as defined therein) to which this Signature Page is attached as a Subscriber thereunder, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements.

SUBSCRIBER

__________________________________________________________

Backstop Allocation (if any): ____________________________________
Number of Preferred Shares (if any): _______________________________
Offering Price per Share: $1,000.00
Proposed Preferred Subscription Amount (if any): $___________________

By: _______________________________________________________
Name: _____________________________________________________
Title: ______________________________________________________
Address: ___________________________________________________
__________________________________________________________
__________________________________________________________
Facsimile: __________________________________________________

[Signature Page to Backstop and Subscription Agreement]

Exhibit A

CERTIFICATE OF DESIGNATIONS

CERTIFICATE OF DESIGNATIONS,

PREFERENCES, RIGHTS AND LIMITATIONS

OF

8.0% SERIES A CONVERTIBLE PERPETUAL PREFERRED STOCK

OF

QUINPARIO ACQUISITION CORP.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

QUINPARIO ACQUISITION CORP., a Delaware corporation (the “Company”), certifies that pursuant to the authority contained in Article FOURTH of its Amended and Restated Certificate of Incorporation, as amended (the “Amended and Restated Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of the Company has adopted the following resolution on [____________], 2014, creating a series of preferred stock, par value $0.0001 per share, of the Company designated as 8.0% Series A Convertible Perpetual Preferred Stock, which resolution remains in full force and effect on the date hereof:

RESOLVED, that a series of preferred stock, par value $0.0001 per share, of the Company be, and hereby is, created, and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof are as follows:

(1)           Designation and Amount; Ranking.

(a)           There shall be created from the 1,000,000 shares of preferred stock, par value $0.0001 per share, of the Company authorized to be issued pursuant to the Amended and Restated Certificate of Incorporation, a series of preferred stock, designated as “8.0% Series A Convertible Perpetual Preferred Stock” par value $0.0001 per share (the “Preferred Stock”), and the authorized number of shares of Preferred Stock shall be 100,000.  Shares of Preferred Stock that are purchased or otherwise acquired by the Company, or that are converted into shares of Common Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock.

(b)           The Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Company, ranks: (i) senior to all Junior Stock; (ii) on a parity with all Parity Stock; and (iii) junior to all Senior Stock, in each case as provided more fully herein.

(2)           Definitions.  As used herein, the following terms shall have the following meanings:

(a)            “Accumulated Dividends” shall mean, with respect to any share of Preferred Stock, as of any date, the aggregate accumulated and unpaid dividends, whether or not declared, on such share from the Issue Date until the most recent Dividend Payment Date on or prior to such date.  There shall be no Accumulated Dividends with respect to any share of Preferred Stock prior to the Issue Date.  For the avoidance of doubt, dividends that have been paid in Preferred Stock shall not be included in Accumulated Dividends.

(b)            “Affiliate” shall have the meaning ascribed to it, on the date hereof, under Rule 144 of the Securities Act.

(c)            “Beneficial Ownership Limitation” shall mean, with respect to any Holder, 9.99% of the number of shares of the Common Stock outstanding after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by such Holder.

(d)            “Board” shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action, except that for purposes of the definition of “Fundamental Change,” the Board shall refer to the full Board of Directors.

(e)            “Business Day” shall mean any day other than a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

(f)             “Capital Stock” shall mean, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

(g)            “close of business” means 5:00 p.m. (New York City time).

(h)            “Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which the Common Stock is traded or, if the Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant date, the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date, as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a quotation, the Closing Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

(i)             “Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company, subject to Section 8(h).

(j)             “Conversion Agent” shall have the meaning set forth in Section 14(a).

(k)            “Conversion Cap” shall mean have the meaning set forth in Section 8(a).

(l)             “Conversion Date” shall have the meaning specified in Section 8(b).

(m)           “Conversion Price” shall mean, at any time, $1,000 divided by the Conversion Rate in effect at such time.

(n)            “Conversion Rate” shall have the meaning specified in Section 8(a).

(o)            “Dividend Payment Date” shall mean April 1, July 1, October 1 and January 1 of each year, commencing on the first such date after the date of the first issuance of the Preferred Stock.

(p)            “Dividend Rate” shall mean the rate per annum of 8.0% per share of Preferred Stock on the Liquidation Preference.

(q)            “Dividend Record Date” shall mean, with respect to any Dividend Payment Date, the February 15, May 15, August 15 or November 15, as the case may be, immediately preceding such Dividend Payment Date.

(r)             “Effective Date” shall mean the date on which a Fundamental Change event occurs or becomes effective, except that, as used in Section 8(d), Effective Date shall mean the first date on which the shares of the Common Stock trade on the applicable exchange or market, regular way, reflecting the relevant share split or share combination, as applicable.

(s)            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(t)             “Ex-Date,” when used with respect to any issuance, dividend or distribution on the Common Stock, means the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

(u)            “Fundamental Change” shall be deemed to have occurred at any time after the Preferred Stock is originally issued if any of the following occurs:

(i)
a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the employee benefit plans of the Company and its Subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the voting power in the aggregate of all classes of Capital Stock then outstanding entitled to vote generally in elections of the Board;

(ii)
the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, including pursuant to a merger transaction, to any Person other than one of the Company’s Subsidiaries; provided, however, that any merger solely for the purpose of changing the Company’s jurisdiction of incorporation, and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity, shall not be a Fundamental Change;

(iii)	the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

provided, however, that a transaction or transactions described in clause (i) or (ii) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock and as a result of such transaction or transactions the Preferred Stock becomes convertible into such consideration pursuant to the terms hereof.

(v)            “Fundamental Change Notice” shall have the meaning specified in Section 5(a).

(w)           “Holder” or “holder” shall mean a holder of record of the Preferred Stock.

(x)            “Issue Date” shall mean [_____________], 2014, the original date of issuance of the Preferred Stock.

(y)            “Junior Stock” shall mean Common Stock and any class of Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank junior to the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

(z)            “Liquidation Preference” shall mean $1,000 per share of Preferred Stock.

(aa)          “Officer” shall mean the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

(bb)          “Officers’ Certificate” shall mean a certificate signed by two Officers.

(cc)          “open of business” means 9:00 a.m. (New York City time).

(dd)          “Outstanding” shall mean, when used with respect to Preferred Stock, as of any date of determination, all Preferred Stock theretofore authenticated and delivered under this Certificate of Designation, except shares of Preferred Stock as to which any property deliverable upon conversion thereof has been delivered and required to be cancelled pursuant to Sections 5, 8 or 9; provided, however, that, in determining whether the Holders of Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Preferred Stock owned by the Company or its Affiliates shall be deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Preferred Stock which the Registrar has actual knowledge of being so owned shall be so disregarded.

(ee)           “Parity Stock” shall mean any class of Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights (for purposes of Section 1(b) and Section 3(c)), and/or rights upon the liquidation, winding-up or dissolution of the Company (for purposes of Section 1(b) and Section 7(d)) and/or voting rights (for purposes of Section 6).

(ff)            “Paying Agent” shall mean have the meaning set forth in Section 14(a).

(gg)          “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

(hh)          “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board, statute, contract or otherwise).

(ii)            “Reference Property” shall have the meaning specified in Section 8(h).

(jj)            “Registrar” shall mean have the meaning set forth in Section 12.

(kk)          “Reorganization Event” shall have the meaning specified in Section 8(h).

(ll)            “Resale Restriction Termination Date” shall have the meaning specified in Section 13(a).

(mm)        “Restricted Securities” shall have the meaning specified in Section 13(c).

(nn)          “Rule 144” shall mean Rule 144 as promulgated under the Securities Act

(oo)          “SEC” or “Commission” shall mean the Securities and Exchange Commission.

(pp)          “Securities Act” shall mean the Securities Act of 1933, as amended.

(qq)          “Senior Stock” shall mean any class of the Company’s Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights (for purposes of Section 1(b)) and/or rights upon the liquidation, winding-up or dissolution of the Company (for purposes of Section 1(b)).

(rr)            “Shareholder Approval” shall mean all approvals of the shareholders of the Company necessary, if any, to approve, for purposes of Nasdaq Rule 5635 the terms hereof, including without limitation, (i) the conversion of the Preferred Stock into shares of Common Stock, (ii) the voting rights of the Preferred Stock, and (iii) the payment of additional Preferred Stock as Dividends.

(ss)           “Spin-Off” shall have the meaning specified in Section 8(d)(iii).

(tt)            “Subsidiary” shall mean, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(uu)          “Trading Day” shall mean a day during which trading in the Common Stock generally occurs on the NASDAQ Capital Market or, if the Common Stock is not listed on the NASDAQ Capital Market, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading.  If the Common Stock is not so listed or traded, Trading Day means a Business Day.

(vv)          “Transfer Agent” shall mean have the meaning set forth in Section 12.

(3)           Dividends.

(a)           Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds of the Company legally available for payment, cumulative dividends at the Dividend Rate.  Dividends on the Preferred Stock shall be paid quarterly in arrears at the Dividend Rate in cash or, subject to receipt of any necessary Shareholder Approval (to the extent necessary), in Preferred Stock as provided pursuant to Section 4.  For the avoidance of doubt, unless prohibited by applicable law, the Board shall not fail to declare such dividends on Preferred Stock.  Dividends shall be payable in arrears on each Dividend Payment Date to the holders of record of Preferred Stock as they appear on the Company’s stock register at the close of business on the relevant Dividend Record Date.  Dividends payable for any period less than a full quarterly dividend period (based upon the number of days elapsed during the period) shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b)           No dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any Outstanding share of the Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum has been set apart for the payment of such dividend, upon all Outstanding shares of Preferred Stock.

(c)           No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and cash in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by the Company or on behalf of the Company (except by (i) conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and cash solely in lieu of fractional shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Parity Stock) and (ii) payments in connection with the satisfaction of employees’ tax withholding obligations pursuant to employee benefit plans or outstanding awards (and payment of any corresponding requisite amounts to the appropriate governmental authority)), unless all Accumulated Dividends shall have been or contemporaneously are declared and paid, or are declared and a sum or Preferred Stock, as the case may be, sufficient for the payment thereof is set apart for such payment, on the Preferred Stock and any Parity Stock for all dividend payment periods ending on or prior to the date of such declaration, payment, redemption, purchase or acquisition.   Further, no dividends or other distributions (other than a dividend or distribution payable solely in shares of Junior Stock and cash in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Junior Stock (except payments in connection with the satisfaction of employees’ tax withholding obligations pursuant to employee benefit plans or outstanding awards (and payment of any corresponding requisite amounts to the appropriate governmental authority)) unless the payment of the dividend in respect of the Preferred Stock for the most recent dividend period ending on or prior to the date of such declaration or payment has been declared and paid in cash or declared and a sum sufficient for the payment thereof set aside for such payment.  Notwithstanding the foregoing, if full dividends have not been paid on the Preferred Stock and any Parity Stock, dividends may be declared and paid on the Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Preferred Stock and such Parity Stock bear to each other at the time of declaration.

(d)           Holders of shares of Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends (it being understood that this Section 3(d) shall not limit the Company’s obligations pursuant to Section 3(a)).

(e)           If any Dividend Payment Date falls on a day that is not a Business Day, the required payment will be on the next succeeding Business day and no interest or dividends on such payment will accrue or accumulate as the case may be, in respect of the delay.

(f)           The holders of shares of Preferred Stock at the close of business on a Dividend Record Date shall be entitled to receive the dividend payment on those shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares in accordance with Sections 8 or 9 following such Dividend Record Date or the Company’s default in payment of the dividend due on such Dividend Payment Date.  In the case of conversion of shares of Preferred Stock pursuant to section 5 following close of business on a Dividend Record Date but prior to the corresponding Dividend Payment Date, the holders of such shares shall not be entitled to receive the corresponding dividend payment following conversion (it being understood that the value thereof is included in the conversion terms set forth in Section 5).

(g)           Notwithstanding anything herein to the contrary, to the extent that any Holder’s right to participate in any Dividend would result in the Holder exceeding the Beneficial Ownership Limitation, then the rights appurtenant to such cash, securities, property or options to which such Holder is entitled pursuant hereto shall be limited to the same extent provided in Section 11 hereof.

Except as provided in Section 8, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Preferred Stock or for dividends on the shares of Common Stock issued upon conversion.

(4)           Method of Payment of Dividends.

(a)           Subject to the restrictions set forth herein, the Company may elect to pay any dividend on the Preferred Stock: (i) in cash; (ii) by delivery of shares of Preferred Stock; or (iii) through any combination of cash and Preferred Stock.

(b)           If the Company elects to make a dividend payment, or any portion thereof, in shares of Preferred Stock, the number of shares deliverable shall be the cash amount of such dividend payment that would apply if no payment were to be made in Preferred Stock, or such portion, divided by $1,000 (as equitably adjusted by the Board to the extent necessary for any stock splits, combinations or like transactions).

(c)           The Company shall make each dividend payment on the Preferred Stock in cash, except to the extent the Company elects to make all or any portion of such payment in shares of the Preferred Stock as set forth above.  The Company shall give Holders notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in Preferred Stock 10 scheduled Trading Days prior to the Dividend Payment Date for such dividend.

(5)           Conversion Upon a Fundamental Change.

(a)           The Company must give notice (a “Fundamental Change Notice”) of each Fundamental Change to all Holders of the Preferred Stock no later than 10 Business Days prior to the anticipated Effective Date (determined in good faith by the Board) of the Fundamental Change or, if not practicable because the Company is unaware of the Fundamental Change, as soon as reasonably practicable but in any event no later than 1 Business Day after the Company becomes aware of such Fundamental Change.

(b)           Upon the Effective Date of such Fundamental Change, each Outstanding share of Preferred Stock (for this purpose, adding any and all accumulated and unpaid dividends as if paid in Preferred Stock in accordance with the terms hereof which Preferred Stock shall be deemed for this purpose to be Outstanding) shall (subject to the limitations set forth in Section 11) automatically be converted into a number of shares of Common Stock equal to the Conversion Rate which will be deemed at such time to equal the higher of (i) (A)  the Liquidation Preference divided by (B) the average of the Closing Sale Prices of the Common Stock for the 5 consecutive Trading Days ending on the third Business Day prior to such settlement date (which settlement date shall be the Effective Date) and (ii) the Conversion Rate that would then be in effect without regard to the application of this Section 5(b).  Notwithstanding the foregoing, the Conversion Rate as adjusted as described in this paragraph (b) will not exceed the Conversion Rate Ceiling (subject to adjustment in the same manner as the Conversion Rate as provided in Section 8).  The Conversion Rate Ceiling shall mean that number of shares of Common Stock per share of Preferred Stock (subject to adjustment in the same manner as the Conversion Rate as provided in Section 8), which is equal to the Liquidation Preference, divided by 66 2/3% of the Closing Sale Price of the Common Stock on [_________], 2014.  Notwithstanding anything contained herein to the contrary, prior to the receipt of Shareholder Approval, shares of Preferred Stock shall not be convertible pursuant to this Section 5 in the aggregate into more than the Conversion Cap.

(c)           The Fundamental Change Notice shall be given by first-class mail to each record holder of shares of Preferred Stock, at such Holder’s address as the same appears on the books of the Company.  Each such notice shall state (i) the anticipated Effective Date and (ii) that dividends on the Preferred Stock to be converted will cease to accrue on the date immediately preceding the Effective Date of the Fundamental Change.

(d)           Whenever any provision of this Certificate of Designations requires the Company to calculate the Closing Sale Prices for purposes of a Fundamental Change over a span of multiple days, the Board shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date of the event occurs, at any time during the period when such Closing Sale Prices are to be calculated.

(6)           Voting.  The shares of Preferred Stock shall have no voting rights except as set forth in this Section 6 or as otherwise required by Delaware law.  So long as any shares of Preferred Stock remain Outstanding, unless a greater percentage shall then be required by law, the Company shall not, without the affirmative vote or consent of the Holders of at least 66 2/3% of the shares of Preferred Stock Outstanding at the time, voting together as a single class with all series of Parity Stock upon which similar voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting, amend, alter or repeal the provisions of the Amended and Restated Certificate of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting powers of the shares of Preferred Stock; provided, however, so long as any shares of Preferred Stock remain Outstanding with the terms thereof materially unchanged, such amendment, alteration or repeal shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of Holders of the shares of Preferred Stock and, provided further, that any increase in the amount of authorized preferred stock (including additional Preferred Stock) or the creation or issuance of any additional shares of Preferred Stock or other series of preferred stock, or any increase in the amount of authorized shares of such series, in each case of Parity Stock or Junior Stock, shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of Holders of shares of Preferred Stock specified herein.

(7)           Liquidation Rights.

(a)           In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, each Holder of shares of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders the Liquidation Preference plus all accumulated and unpaid dividends in respect of the Preferred Stock (whether or not declared) to the date fixed for liquidation, winding-up or dissolution in preference to the holders of, and before any payment or distribution is made on, any Junior Stock, including, without limitation, the Common Stock.

(b)           Neither the sale (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Company (other than in connection with the liquidation, winding-up or dissolution of the Company) nor the merger or consolidation of the Company into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 7.

(c)           After the payment to the Holders of the shares of Preferred Stock of full preferential amounts provided for in this Section 7, the Holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

(d)           In the event the assets of the Company available for distribution to the Holders of shares of Preferred Stock and holders of shares of Parity Stock upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to this Section 7, no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Preferred Stock, equally and ratably, in proportion to the full distributable amounts for which holders of all Preferred Stock and of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

(8)           Conversion.

(a)           Each Holder of Preferred Stock shall have the right at any time, at its option, to convert, subject to the terms and provisions of this Section 8, any or all of such Holder’s shares of Preferred Stock at an initial conversion rate of 81.18 shares of fully paid and nonassessable shares of Common Stock (subject to adjustment as provided in this Section 8, the “Conversion Rate”) per share of Preferred Stock (subject to the limitations set forth in Section 11); provided, however, that, prior to the receipt of Shareholder Approval, shares of Preferred Stock shall not be convertible pursuant to this Section 8 in the aggregate into more than 19.99% of the shares of Common Stock outstanding on the Issue Date (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization) (such limitation, the “Conversion Cap”). Upon conversion of any share of Preferred Stock, the Company shall deliver to the converting Holder, in respect of each share of Preferred Stock being converted, a number of shares of Common Stock equal to the Conversion Rate, together with a cash payment in lieu of any fractional share of Common Stock in accordance with Section 10, on the third Business Day immediately following the relevant Conversion Date.

(b)           Before any Holder shall be entitled to convert a share of Preferred Stock as set forth above, such Holder shall manually sign and deliver an irrevocable notice to the office of the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) in the form included in Exhibit A hereto (a “Notice of Conversion”) and state in writing therein the number of shares of Preferred Stock to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered to be registered, (2) surrender such shares of Preferred Stock, at the office of the Conversion Agent and (3) if required, furnish appropriate endorsements and transfer documents.  The Conversion Agent shall notify the Company of any conversion pursuant to this Section 8 on the Conversion Date for such conversion.  The date on which a Holder complies with the procedures in this clause (b) is the “Conversion Date.”  If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of shares of Common Stock to be delivered upon conversion of such shares of Preferred Stock shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered.

(c)           Immediately prior to the close of business on the Conversion Date with respect to a conversion, a converting Holder of Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such Holder’s Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Holder.  On the date of any conversion, all rights with respect to the shares of Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, excepting only the rights of holders thereof (x) pursuant to Section 3(f) and (y) to (i) receive certificates for the number of whole shares of Common Stock into which such shares of Preferred Stock have been converted (with a cash payment in lieu of any fractional share of Common Stock in accordance with Section 10); and (ii) exercise the rights to which they are thereafter entitled as holders of Common Stock.

(d)           The Conversion Rate shall be adjusted, without duplication, upon the occurrence of any of the following events:

(i)
If the Company exclusively issues shares of Common Stock as a dividend or distribution on all shares of its Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=
the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as the case may be;

CR1	=
the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date of such share split or share combination, as the case may be;

OS0	=
the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as the case may be; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution, or such share split or share combination, as the case may be.

Any adjustment made under this Section 8(d)(i) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as the case may be.  If any dividend or distribution of the type described in this Section 8(d)(i) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(ii)
If the Company distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period expiring not more than 60 days immediately following the announcement date of such distribution, to purchase or subscribe for shares of its Common Stock at a price per share that is less than the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution.

Any increase made under this Section 8(d)(ii) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on the Record Date for such distribution.  To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased, effective as of the date the Board determines not to make such distribution, to be the Conversion Rate that would then be in effect if such Record Date for such distribution had not occurred.  If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate shall not be adjusted until the triggering events occur.

For purposes of this Section 8(d)(ii), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board.

(iii)
If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets, securities or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Common Stock, excluding (a) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 8(d)(i) or Section 8(d)(ii), (b) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to (or a cash amount paid pursuant to the last paragraph of) Section 8(d)(iv) and (c) Spin-Offs as to which the provisions set forth below in this Section 8(d)(iii) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets, securities or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

SP0	=
the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV	=	the fair market value as of the Record Date for such distribution (as determined by the Board) of the Distributed Property with respect to each outstanding share of the Common Stock.

Any increase made under the portion of this Section 8(d)(iii) above shall become effective immediately after the close of business on the Record Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board determines not to pay the distribution, to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Preferred Stock shall receive, for each share of Preferred Stock, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Distributed Property that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate (determined without regard to the Conversion Cap or Beneficial Ownership Limitation) in effect on the Record Date for the distribution.

With respect to an adjustment pursuant to this Section 8(d)(iii) where there has been a payment of a dividend or other distribution on the Common Stock consisting solely of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company where such Capital Stock or similar equity interest is, or will be when issued, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off;

FMV	=
the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off; and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off.

The adjustment to the Conversion Rate under the preceding paragraph shall become effective at the close of business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days following, and including, the Ex-Date of any Spin-Off, references within the portion of this Section 8(d)(iii) related to Spin-Offs to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the Ex-Date of such Spin-Off and the relevant Conversion Date.

(iv)
If any extraordinary cash dividend or distribution (not deriving from earnings of the Company arising from the ordinary course of business) is made to all or substantially all holders of the Common Stock, excluding any consideration payable in connection with a tender or exchange offer made by the Company or any of its Subsidiaries, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0	=
the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such dividend or distribution; and

C	=	the amount in cash per share of Common Stock the Company distributes to all or substantially all holders of its Common Stock.

Any increase pursuant to this Section 8(d)(iv) shall become effective immediately after the close of business on the Record Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board determines not to pay or make such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Preferred Stock shall receive, for each share of Preferred Stock, at the same time and upon the same terms as holders of the Common Stock, the amount of cash that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution (determined without regard to the Conversion Cap or Beneficial Ownership Limitation).

(v)
If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sale Price of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=
the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=
the Conversion Rate in effect immediately after the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=
the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=
the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=
the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 8(d)(v) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the date that any such tender or exchange offer expires, references within this Section 8(d)(v) to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be such Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

(vi)
All calculations and other determinations under this Section 8(d) shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.  Notwithstanding anything herein to the contrary, no adjustment under this Section 8(d) shall be made to the Conversion Rate unless such adjustment would result in a change of at least 1% in the Conversion Rate then in effect.  Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to a change of at least 1% in such Conversion Rate; provided, however, that the Company shall make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) on December 31 of each calendar year, (b) on the Conversion Date for any conversions of Preferred Stock, (c) upon the occurrence of a Fundamental Change and (d) in the event that the Company exercises its mandatory conversion right pursuant to Section 9.  No adjustment to the Conversion Rate shall be made if it results in a Conversion Price that is less than the par value (if any) of the Common Stock.

(vii)
In addition to those adjustments required by clauses (i), (ii), (iii), (iv) and (v) of this Section 8(d), and to the extent permitted by applicable law and subject to the applicable rules of the NASDAQ Stock Market, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days or any longer period permitted or required by law if the increase is irrevocable during that period and the Board determines that such increase would be in the Company’s best interest.  In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.  Whenever the Conversion Rate is increased pursuant to any of the preceding two sentences, the Company shall mail to the Holder of each share of Preferred Stock at its last address appearing on the stock register of the Company a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(viii)
For purposes of this Section 8(d), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(ix)
If any applicable law requires the deduction or withholding of any tax from any payment or deemed dividend to a Holder on its Preferred Stock, the Company or an applicable withholding agent may withhold on cash dividends, shares of Preferred Stock, Common Stock or sale proceeds paid, subsequently paid or credited with respect to such Holder or his successors and assigns.

(e)           Notwithstanding anything to the contrary in Section 8(d), no adjustment to the Conversion Rate shall be made with respect to any transaction described in Section 8(d)(ii) through Section 8(d)(iv) if the Company makes provision for each Holder of the Preferred Stock to participate in such transaction, at the same time as holders of the Common Stock, without conversion, as if such Holder held a number of shares of Common Stock equal to the Conversion Rate  in effect on the Record Date or Effective Date, as the case may be, for such transaction, multiplied by the number of shares of Preferred Stock held by such Holder (determined without regard to the Conversion Cap or Beneficial Ownership Limitation). No adjustment to the Conversion Rate shall be made with respect to any transaction described in Section 8(d)(v) if the Company makes provision for each Holder of the Preferred Stock to participate in such transaction, at the same time as holders of the Common Stock as if such Holder held a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date or Effective Date, as the case may be, for such transaction, multiplied by the number of shares of Preferred Stock held by such Holder (determined without regard to the Conversion Cap or Beneficial Ownership Limitation).

(f)           If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive an extraordinary dividend or other distribution, and shall thereafter (and before the extraordinary dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such extraordinary dividend or distribution, then thereafter no adjustment in the Conversion Rate then in effect shall be required by reason of the taking of such record.

(g)           Upon any increase in the Conversion Rate, the Company promptly shall deliver to each Holder a certificate signed by an authorized officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased Conversion Rate then in effect following such adjustment.

(h)           In the case of:

(i)	any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii)	any consolidation, merger or combination involving the Company,

(iii)	any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety, or

(iv)	any statutory share exchange,

in each case that is not a Fundamental Change, as a result of which the Common Stock is converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such transaction or event, a “Reorganization Event”), then, at and after the effective time of such Reorganization Event, the right to convert each share of Preferred Stock shall be changed into a right to convert such share into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Reorganization Event would have owned or been entitled to receive upon such Reorganization Event (such stock, securities or other property or assets, the “Reference Property”).  If the Reorganization Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Preferred Stock will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election.  The Company shall notify Holders of such weighted average as soon as practicable after such determination is made.  None of the foregoing provisions shall affect the right of a Holder of Preferred Stock to convert its Preferred Stock into shares of Common Stock as set forth in Section 8(a) prior to the effective time of such Reorganization Event.  Notwithstanding Section 8(d), no adjustment to the Conversion Rate shall be made for any Reorganization Event to the extent stock, securities or other property or assets become the Reference Property receivable upon conversion of Preferred Stock.

The Company shall provide, by amendment hereto effective upon any such Reorganization Event, for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Section 8.  The provisions of this Section 8 shall apply to successive Reorganization Events.

In this Certificate of Designations, if the Common Stock has been replaced by Reference Property as a result of any such Reorganization Event, references to the Common Stock are intended to refer to such Reference Property.

(i)           The Company shall at all times reserve and keep available for issuance upon the conversion of the Preferred Stock a number of its authorized but unissued shares of Common Stock equal to the aggregate Liquidation Preference divided by the Closing Sale Price of the Common Stock on [_________], 2014, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all Outstanding shares of Preferred Stock or the payment or partial payment of dividends declared on Preferred Stock that are payable in Common Stock.

(j)           For the avoidance of doubt, the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of the relevant Preferred Stock and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

(k)           Shares of Preferred Stock shall immediately and permanently cease to be subject to the Conversion Cap for purposes of this Section 8 and Sections 5 and 9 upon the receipt of Shareholder Approval.  For the avoidance of doubt and notwithstanding anything in the Certificate of Designations to the contrary, the Conversion Cap shall not in any way limit the amounts to be paid as dividends.  Shares of Preferred Stock not convertible as a result of the foregoing shall remain Outstanding and shall become convertible by such Holder or another Holder to the extent the Conversion Cap no longer applies.  Notwithstanding the foregoing, the Conversion Cap shall have no affect on any adjustment to the Conversion Rate pursuant to this Section 8.

(l)           Notwithstanding Sections 8(d)(ii) and 8(d)(iii), if the Company has a rights plan (including the distribution of rights pursuant thereto to all holders of the Common Stock) in effect while any shares of Preferred Stock remain Outstanding, Holders of Preferred Stock will receive, upon conversion of Preferred Stock, in addition to the Common Stock to which a Holder is entitled, a corresponding number of rights in accordance with the rights plan.  If, prior to any conversion, such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan so that Holders of Preferred Stock would not be entitled to receive any rights in respect of the Common Stock delivered upon conversion of Preferred Stock, the Conversion Rate will be adjusted at the time of separation, subject to Section 8(e), as if the Company had distributed to all holders of its Common Stock, shares of Capital Stock, evidences of indebtedness, assets, securities, property, rights, options or warrants as described in Section 8(d)(iii) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(9)           Mandatory Conversion.

(a)           At any time on or after [___________], 2016, the Company shall have the right, at its option, to give notice of its election to cause all Outstanding shares of Preferred Stock to be automatically converted into that number of whole shares of Common Stock for each share of Preferred Stock equal to the Conversion Rate in effect on the Mandatory Conversion Date (subject to the limitations set forth in Section 11), with cash in lieu of any fractional share pursuant to Section 10; provided, however,  that, prior to the receipt of Shareholder Approval, shares of Preferred Stock shall not be convertible pursuant to this Section 9 in the aggregate into more than the Conversion Cap. The Company may exercise its right to cause a mandatory conversion pursuant to this Section 9 only if the Closing Sale Price of the Common Stock equals or exceeds 125% of the Conversion Price for at least 20 Trading Days (whether or not consecutive) in a period of 30 consecutive Trading Days, including the last Trading Day of such 30-day period, ending on, and including, the Trading Day immediately preceding the Business Day on which the Company issues a press release announcing the mandatory conversion as described in Section 9(b).

(b)           To exercise the mandatory conversion right described in Section 9(a), the Company must issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if either such service is not available, another broadly disseminated news or press release service selected by the Company) prior to the open of business on the first Trading Day following any date on which the condition described in Section 9(a) is met, announcing such a mandatory conversion.  The Company shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the Holders of the Preferred Stock (not later than three Business Days after the date of the press release) of the mandatory conversion announcing the Company’s intention to convert the Preferred Stock.  The conversion date will be a date selected by the Company (the “Mandatory Conversion Date”) and will be no later than 10 calendar days after the date on which the Company issues the press release described in this Section 9(b).

(c)           In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in Section 9(b) shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the number of shares of Common Stock to be issued upon conversion of each share of Preferred Stock; and (iii) that dividends on the Preferred Stock to be converted will cease to accrue on the Mandatory Conversion Date.

(d)           On and after the Mandatory Conversion Date, dividends shall cease to accrue on the Preferred Stock called for a mandatory conversion pursuant to Section 9 and all rights of Holders of such Preferred Stock shall terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof with a cash payment in lieu of any fractional share of Common Stock in accordance with Section 10.  The full amount of any dividend payment with respect to the Preferred Stock called for a mandatory conversion pursuant to Section 9 on a date during the period beginning at the close of business on any Dividend Record Date and ending on the close of business on the corresponding Dividend Payment Date shall be payable on such Dividend Payment Date to the record holder of such share at the close of business on such Dividend Record Date if such share has been converted after such Dividend Record Date and prior to such Dividend Payment Date. Except as provided in the immediately preceding sentence with respect to a mandatory conversion pursuant to Section 9, no payment or adjustment shall be made upon conversion of Preferred Stock for dividends with respect to the Common Stock issued upon such conversion thereof.

(10)           No Fractional Shares.  No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be delivered upon conversion, whether voluntary or mandatory, of the Preferred Stock.  Instead, the Company will make a cash payment to each Holder that would otherwise be entitled to a fractional share based on the Closing Sale Price of the Common Stock on the relevant Conversion Date.

(11)           Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, the Company shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, in each case to the extent that, after giving effect to such conversion, such Holder would beneficially own in excess of the Beneficial Ownership Limitation.  For purposes of this Section 11, beneficial ownership of a Holder shall be calculated in accordance with Section 16(a) and (b) of the Exchange Act and the rules and regulations promulgated thereunder for purposes of determining whether such Holder is subject to the reporting and liability provisions of Section 16(a) and 16(b) of the Exchange Act.  For purposes of the complying with this Section 11, the Company shall be entitled to conclusively rely on the information set forth in any Holder’s Notice of Conversion, and each Holder delivering a Notice of Conversion shall be deemed to represent to the Company that such Notice of Conversion does not violate the restrictions set forth in this paragraph, and the Company shall have no obligation to verify or confirm the accuracy of such representation.  Upon the written or oral request of a Holder, the Company shall, within two Trading Days, confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.  By written notice to the Company, a Holder may from time to time increase or decrease the Beneficial Ownership Limitation applicable solely to such Holder to any other percentage; provided that any such increase will not be effective until the sixty-fifth (65th) day after such notice is delivered to the Company.  The express purpose of this Section 11 is to preclude any Holder’s ownership of any shares of Preferred Stock from causing such Holder to become subject to the reporting and liability provisions of Section 16(a) and 16(b) of the Exchange Act, including pursuant to Rule 16a-2 promulgated by the Commission, and this Section 11 shall be interpreted according to such express purpose.  Solely for purposes of this Section 11 and for purposes of the provisos to Section 7(b) and (c) hereof, the term “Holder” shall include all persons whose beneficial ownership of the Common Stock is aggregated pursuant to Section 13(d)(3) of the Exchange Act or Rule 13d-5 thereunder.

Notwithstanding anything contained herein to the contrary, prior to receipt of Shareholder Approval conversion of the Preferred Stock shall at all times be limited by the Conversion Cap.

(12)           Transfer Agent and Registrar.  The duly appointed transfer agent (the “Transfer Agent”) and Registrar (the “Registrar”) for the Preferred Stock shall be Continental Stock Transfer & Trust Company.  The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.  For the avoidance of doubt, the Company shall notify the Registrar in writing upon the Company’s or any of its Affiliates’ purchases or sales of Preferred Stock.

(13)           Certificates.

(a)           The Company shall, upon written request of a Holder, issue certificates in definitive form representing the shares of Preferred Stock held by such Holder.  Every share of Preferred Stock that bears or is required under this Section 13(a) to bear the legend set forth in this Section 13(a) (together with any Common Stock issued upon conversion of the Preferred Stock that is required to bear the legend set forth in Section 13(b), collectively “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 13(a) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 13(a) and in Section 13(b), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year or such other period of time as permitted by Rule 144 or any successor provision thereto after the last date of original issuance of the Preferred Stock and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Preferred Stock (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 13(b), if applicable) shall bear a legend in substantially the following form (unless such shares of Preferred Stock have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the Transfer Agent):

THIS SHARE OF PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS SHARE OF PREFERRED STOCK OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF PREFERRED STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.
REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.
AGREES FOR THE BENEFIT OF QUINPARIO ACQUISITION CORP. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AFTER THE LAST DATE OF INITIAL ISSUANCE HEREOF, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Preferred Stock prior to the Resale Restriction Termination Date will be registered by the Registrar (and shall not be effective) unless the applicable box on the Form of Assignment and Transfer attached hereto as Exhibit B has been checked (it being understood that the checking of such box shall not substitute for satisfaction of any other applicable transfer restrictions).

Any share of Preferred Stock (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Preferred Stock for exchange to the Registrar, be exchanged for a new share or shares of Preferred Stock, of like aggregate number of shares of Preferred Stock, which shall not bear the restrictive legend required by this Section 13(a) and shall not be assigned a restricted CUSIP number.

(b)           Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of Preferred Stock shall bear a legend in substantially the following form (unless the Preferred Stock or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of shares of Preferred Stock that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Transfer Agent):

THIS SHARE OF COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  THIS SHARE OF COMMON STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.
REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.
AGREES FOR THE BENEFIT OF QUINPARIO ACQUISITION CORP. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AFTER THE LAST DATE OF INITIAL ISSUANCE OF THE PREFERRED STOCK FROM WHICH THIS SHARE OF COMMON STOCK WAS CONVERTED, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the Transfer Agent, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 13(b).  Until the Resale Restriction Termination Date, no transfer of any Common Stock issued upon conversion of Preferred Stock will be registered by the Registrar (and shall not be effective) unless the applicable box on the Form of Assignment and Transfer attached hereto as Exhibit B has been checked (it being understood that the checking of such box shall not substitute for satisfaction of any other applicable transfer restrictions).

(c)           The Preferred Stock shall initially be issued with a restricted CUSIP number.

(14)           Paying Agent and Conversion Agent.

(a)           The Company shall maintain in the United States (i) an office or agency where Preferred Stock may be presented for payment (the “Paying Agent”) and (ii) an office or agency where, in accordance with the terms hereof, Preferred Stock may be presented for conversion (the “Conversion Agent”).  The Transfer Agent may act as Paying Agent and Conversion Agent, unless another Paying Agent or Conversion Agent is appointed by the Company.  The Company may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine.  The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent.  The Company may change any Paying Agent or Conversion Agent without prior notice to any Holder.  The Company shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Company.  If the Company fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such or the Company or any of its Affiliates shall act as Paying Agent, Registrar or Conversion Agent.

(b)           Payments due on the Preferred Stock shall be payable at the office or agency of the Company maintained for such purpose in The City of New York and at any other office or agency maintained by the Company for such purpose.  Payments of cash shall be payable by United States dollar check drawn on, or wire transfer (provided, that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the Holder with, a bank located in New York City; provided that at the option of the Company, payment of cash dividends may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Preferred Stock register.

(15)           Other Provisions.

(a)           With respect to any notice to a Holder of shares of Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(b)           Shares of Preferred Stock that have been issued and reacquired in any manner, including shares of Preferred Stock that are purchased or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company; provided that any issuance of such shares as Preferred Stock must be in compliance with the terms hereof.

(c)           The shares of Preferred Stock shall be issuable only in whole shares.

(d)           All notice periods referred to herein shall commence on the date of the mailing of the applicable notice that initiates such notice period.  Notice to any Holder shall be given to the registered address set forth in the Company’s records for such Holder.

(e)           To the extent lawful to do so, the Company shall provide the Holders prior written notice of any extraordinary cash dividend or distribution (not deriving from earnings of the Company arising from the ordinary course of business), with such notice to be made no later than the notice thereof provided to all holders of Common Stock of the Company.

(f)            Any payment required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate, as the case may be, in respect of such delay.

(g)           Holders of Preferred Stock shall not be entitled to any preemptive rights to acquire additional capital stock of the Company.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations as of [_________], 2014.

QUINPARIO ACQUISITION CORP.

By:
Name:
Title:

[SIGNATURE PAGE TO CERTIFICATE OF DESIGNATION, PREFERENCE, RIGHTS AND
LIMITATIONS (8.0% SERIES A CUMULATIVE PERPETUAL CONVERTIBLE
PREFERRED STOCK) – QUINPARIO ACQUISITION CORP.]

CERTIFICATE OF DESIGNATIONS - - EXHIBIT A

CERTIFICATE OF DESIGNATIONS - EXHIBIT B

Exhibit B

SUBSCRIPTION INSTRUCTIONS

Exhibit C

PURCHASE AND SALE AGREEMENT

Exhibit D

REGISTRATION RIGHTS AGREEMENT

Exhibit E

INVESTOR QUESTIONNAIRE